Exhibit 10.33

HEALTH MANAGEMENT ASSOCIATES, INC.

1996 EXECUTIVE INCENTIVE COMPENSATION PLAN

AWARD NOTICE AND NON-COMPETITION AGREEMENT

Grantee:
Type of Award:	Deferred Stock Award
Number of Shares:
Date of Grant:

1. Grant of Deferred Stock. This Award Notice and Non-Competition Agreement (the “Award Notice”) serves to notify you that the Compensation Committee (the “Committee”) of the Board of Directors of Health Management Associates, Inc. (“HMA”) hereby grants to you, under HMA’s 1996 Executive Incentive Compensation Plan (the “Plan”), a deferred stock award (the “Award”), on the terms and conditions set forth in this Award Notice and the Plan, for the number of shares of HMA’s Class A Common Stock, par value $.01 per share (the “Common Stock”) set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available from HMA’s Human Resources Department upon request. You should review the terms of the Plan and this Award Notice carefully. The capitalized terms used and not defined in this Award Notice are defined in the Plan.

2. Vesting. Subject to the terms set forth in the Plan and this Award Notice, the Award will vest as follows: pro rata with respect to one-fourth of the shares subject to such Award on the first, second, third and fourth anniversaries of the Date of Grant, with any fractional share resulting from such proration vesting on the fourth anniversary. Unless the Committee determines otherwise, and except as set forth below, upon the termination of your employment with HMA or any subsidiary prior to the complete vesting of the Award, the unvested portion of the Award shall be forfeited as of the date of such termination. Notwithstanding the foregoing, (i) in the event your employment with HMA or any subsidiary terminates because of your retirement on or after the age of 62, the Award will continue to vest following the date of your retirement, in the manner and on the dates set forth above, and (ii) in the event your employment with HMA or any subsidiary terminates because of your death or total and permanent disability, the Award will continue to vest in the manner and on the dates set forth above for a period of 36 months after the date of such termination of employment, and any unvested portion of the Award at the conclusion of such 36 month period shall be forfeited. Notwithstanding any other provision of this Section 2, the unvested portion of the Award shall be forfeited on the day on which you breach any provision of Section 10.

3. Effect of Change In Control. Upon the occurrence of a Change In Control of HMA, your rights will be determined in accordance with Section 9 of the Plan.

4. Nature of Award. The Award will initially be evidenced by book-entry registration only, without the issuance of a certificate representing the shares of Common Stock underlying the Award. Until vested in accordance with Section 2, the Award constitutes the Company’s unfunded and unsecured promise to issue shares of Common Stock to you on a future date.

5. Issuance of Shares. Subject to Section 9 of this Award Notice, upon the vesting of any shares of this Award pursuant to this Award Notice, HMA shall issue a certificate representing such vested shares of Common Stock as promptly as practicable following the date of vesting. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

6. Nonassignability. The Award and the shares of Common Stock underlying the Award may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged, hypothecated, margined or otherwise encumbered in any way prior to the vesting of such shares, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After vesting, the sale or other transfer of the shares of Common Stock shall be subject to applicable laws and regulations under the Securities Exchange Act of 1934, as amended.

7. Rights as a Stockholder; No Dividend Equivalents. Prior to the vesting of the shares of Common Stock awarded under this Award Notice, you will not have any of the rights of a stockholder with respect to the shares of Common Stock so awarded. Without limiting the foregoing, you will have no right to receive dividends, if any, as may be declared on such shares from time to time or the right to vote (in person or by proxy) such shares at any meeting of stockholders of HMA. No “Dividend Equivalents” (as that term is defined in the Plan) shall be paid with respect to the Common Stock underlying this Award.

8. Rights of HMA and Subsidiaries. This Award Notice does not affect the right of HMA or any of its subsidiaries to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefore, dissolve or liquidate, or sell or transfer any part of its assets or business.

9. Restrictions on Issuance of Shares. If at any time HMA determines that the listing, registration or qualification of the shares of Common Stock underlying the Award upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any vested shares of Common Stock under this Award Notice, such issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to HMA.

10. Non-Competition and Related Covenants. In consideration of the grant of the Award, you covenant and agree to observe each of the following promises:

(a) Non-Competition.

(1) If you are employed as a Corporate Officer, Divisional Vice President, or Corporate Manager, or Non-Board Director of Employer, you will not during employment and for 12 months after the termination of employment for any reason, directly or indirectly (whether as director, stockholder, owner, partner, consultant, principal, employee, agent or otherwise): (i) compete against Employer in the business of owning, leasing, acquiring or operating hospitals, health care facilities, or related entities in markets which Employer currently serves or has identified as a market Employer plans to serve; or (ii) accept employment with or otherwise perform services that Employer performs for any hospital, health care facility, or related entity that Employer, or its related companies lease or manage.

(2) If you are employed as a Hospital Administrator, Associate Administrator, Assistant Administrator or Hospital Controller of Employer, you will not during employment and for 12 months after termination of employment for any reason, directly or indirectly (whether as director, stockholder, owner, partner, consultant, principal, employee, agent or otherwise): (i) compete against Employer in the business of owning, leasing, acquiring or operating hospitals, health care facilities, or related entities within a one hundred (100) mile radius of (a) the location where you were last employed by Employer, or (b) any other location where you were previously employed by Employer within three (3) years of termination of employment.

(3) Notwithstanding the terms and conditions of this Section 10(a)(1) and (2) above to the contrary, Employer covenants and agrees that the restrictions on competition and acceptance of subsequent employment contained therein shall not apply if your employment is terminated by Employer for reasons other than cause.

(b) Non-solicitation/Employer Interests. During your employment and for 12 months after the termination of your employment for any reason, you will not, directly or indirectly (whether as director, stockholder, owner, partner, consultant, principal, employee, agent or otherwise): (i) solicit, induce, entice, hire, employ or attempt to employ any individual employed by Employer as of the termination of your employment or during the prior year; or (ii) take any action which is intended, or would reasonably be expected to, adversely affect Employer, its business, reputation, or its relationship with its clients or prospective clients, vendors, or other service providers, or any individual or entity with which Employer maintains a business relationship.

(c) Non-Disclosure. You will hold all of Employer’s Confidential Information in strictest confidence, and use it solely for the purpose of performing your duties for Employer and for no other purpose. You will not otherwise, directly or indirectly, take, publish, use or disclose any of Employer’s Confidential Information during your employment or thereafter, except as may be required by law, provided that you has first given prompt written notice to

Employer of such legal requirement in enough time for Employer to obtain an appropriate protective order or other remedy.

(d) Damages. You acknowledge that damages to Employer resulting from any breach of this Section 10 will be substantial but difficult to ascertain. You therefore agree to indemnify and hold harmless Employer and its directors, stockholders, and affiliated companies from and against any and all claims, suits, obligations, liabilities and expenses (including without limitation attorneys’ fees and expenses) arising out of or relating to any breach or nonperformance of the covenants and obligations set forth in this Section 10. You further agree that this provision for damages shall not limit or impair in any way Employer’s right to obtain other remedies, or injunctive or other equitable relief, as specified herein.

(e) Enforcement. You acknowledge that without limiting the provisions of Section 10(d), if you violate this Section 10, Employer will suffer irreparable harm and have no adequate remedy at law. You therefore consent to enforcement of this Agreement by means of a temporary injunction or other appropriate equitable relief in any competent court, which shall be in addition to any other remedies Employer may have under this Agreement or otherwise. You hereby submit to the jurisdiction of the Courts of the State of Florida for the purpose of such enforcement. You hereby waive, and agree not to assert, as a defense in any such action or proceeding, any claim that you were not subject thereto or that venue is improper for lack of residence, inconvenient forum or otherwise. You agree that service of process may be made upon you by certified mail at your address last known to Employer, and you waive your right to a jury trial.

(f) At Will Employment. You understand that this Agreement does not constitute a contract of employment and that you or Employer may terminate your employment at any time, for any or no reason, with or without notice unless a specific term of employment has been agreed to in a separate writing signed by a duly authorized Corporate Officer of Employer.

(g) For purposes of this Section 10, the term “Employer” shall mean HMA and each of its subsidiary hospitals and other wholly-owned or affiliated corporations; “Confidential Information” shall include trade secrets, know-how and other information that is disclosed to or acquired by you during or in the course of your employment that relates to the business of the Employer and is not generally available to the public or generally known in the industry in which the Employer is, or may become engaged, including without limitation, any formulas, patterns, devices, inventions, methods, techniques or processes, or combinations thereof, or compilations of information, records and specifications, acquisition and development data, which are owned by Employer and regularly used in the operation of its business and any other information of Employer relating to its services (offered or to be offered), research, development, marketing, pricing, customers, clients and prospective customers and clients, suppliers and potential suppliers, business methods, strategies, financial condition, personnel, plans, policies or prospects.

(h) The provisions of this Section 10 and your obligations hereunder shall survive any forfeiture of the Award pursuant to Section 2, or any other termination of this Award Notice.

11. Plan Controls. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

12. Amendment. Except as otherwise provided by the Plan, HMA may only alter, amend or terminate this Award Notice with your consent.

13. Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

ACKNOWLEDGEMENT AND AGREEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan, including without limitation the covenants and agreements set forth in Section 10 hereof. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and HMA regarding the deferred stock award granted by this Award Notice, and that this Award Notice and the Plan supercede all prior oral and written agreements on that subject.

Dated:

Name (print):

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